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EXHIBIT 23.2 - CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
of Intermet Corporation:


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58354, 33-58352, 33-57665, 33-59011) of our
report dated January 15, 1999, except for footnote 12, as to which the date is March 29, 1999 relating to the financial statements of Diemakers, Inc., which appears in this Report on Form 8-K/A.


/S/  PricewaterhouseCoopers LLP
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     PricewaterhouseCoopers LLP


March 1, 2000
St. Louis, Missouri